Exhibit 10.2

CERTIFICATE OF DESIGNATION

OF

ZERONOX HOLDINGS, INC.

a Delaware corporation

(Pursuant to Section 151 of the

General Corporation Law of the State of Delaware)

ZeroNox Holdings, Inc., a Delaware corporation (the “Corporation”), does hereby certify that pursuant to the authority conferred upon the Corporation’s board of directors (together with any duly authorized committee thereof, the “Board of Directors”) by the provisions of the Corporation’s Certificate of Incorporation, which authorizes the issuance of up to 25,000,000 shares of preferred stock, par value $0.0001 per share (the “Preferred Stock”), the following resolutions were duly adopted by the Board of Directors on August  [•], 2023:

RESOLVED, that the issuance of shares of Preferred Stock is hereby authorized and the designations, powers, rights and preferences and qualifications, limitations or restrictions thereof are hereby fixed as follows:

SERIES A PREFERRED STOCK

1.	Number and Designation. 907,784 shares of the Preferred Stock shall be designated as “Series A Preferred Stock” (the “Series A Preferred Stock”). Each share of Series A Preferred Stock shall have a par value of $0.0001 per share and a stated value equal to $10.00 (the “Stated Value”).

2.	Rank. The Series A Preferred Stock shall, with respect to dividend rights and rights upon liquidation, dissolution or winding-up of the Corporation, rank:

a)	senior to the Common Stock (as defined in Section 10), and to all other classes or series of capital stock of the Corporation, except for any such other class or series, the terms of which expressly provide that it ranks on a parity with the Series A Preferred Stock as to dividend rights and rights on liquidation, dissolution or winding-up of the Corporation (together with any securities, options, warrants or other rights convertible into, exchangeable for or exercisable to acquire any such capital stock, the “Junior Securities”); and

b)	on parity with each class or series of capital stock of the Corporation, the terms of which expressly provide that it ranks on parity with the Series A Preferred Stock as to dividend rights and rights on liquidation, dissolution or winding-up of the Corporation (together with any securities, options, warrants or other rights convertible into, exchangeable for or exercisable to acquire any such capital stock, the “Parity Securities”).

3.	Dividends. The Series A Preferred Stock will not be entitled to dividends unless the Corporation pays dividends (whether in cash or other property) to holders of outstanding shares of Common Stock. Holders of Series A Preferred Stock shall be entitled to receive, for each share of Series A Preferred Stock, when, as and if declared by the Board of Directors, to the fullest extent permitted by law to the same extent and on the same basis as and contemporaneously with dividends and distributions as declared by the Board of Directors with respect to shares of Common Stock in an amount equal to the product of (i) the number of shares of Common Stock that such share of Series A Preferred Stock would otherwise be convertible into pursuant to Section 5, on the record date for the dividend or distribution on the Common Stock, and (ii) the dividend or distribution payable on a share of the Common Stock. Dividends payable pursuant to this Section 3 shall be payable to the holders of record of shares of Series A Preferred Stock as they appear on the Corporation’s stock register at the close of business on the same record date as is applicable to the Common Stock, which shall be not more than 60 days before the applicable dividend payment date, as may be fixed by the Board of Directors. The Corporation shall provide 10 days prior written notice to the holders of Series A Preferred Stock of any applicable record date.

4.	Liquidation Preference.

a)	In the event of any liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, before any payment or distribution of the Corporation’s property or assets (whether capital or surplus) shall be made to or set apart for the holders of Junior Securities, the holders of Series A Preferred Stock shall be entitled to receive out of the assets, whether capital or surplus, of the Corporation an amount equal to the Stated Value, for each share of Series A Preferred Stock before any distribution or payment shall be made to the holders of any Junior Securities. The Corporation shall mail written notice of any such Liquidation, not less than 45 days prior to the payment date stated therein.

b)	If, upon any liquidation, dissolution or winding-up of the Corporation, the Corporation’s assets, or proceeds thereof, distributable among the holders of Series A Preferred Stock and any Parity Securities are insufficient to pay in full the aggregate amount of the liquidation preference payable in respect of all outstanding shares of Series A Preferred Stock and Parity Securities, such assets or the proceeds thereof shall be distributed among the holders of the Series A Preferred Stock and Parity Securities ratably in proportion to the respective amounts of the liquidation preference that would be payable on such shares of Series A Preferred Stock and Parity Securities if all such amounts were paid in full.

c)	Subject to the rights of the holders of any Parity Securities, after payment shall have been made in full to the holders of Series A Preferred Stock pursuant to this Section 4, the holders of Junior Securities shall be entitled to receive all remaining assets of the Corporation, subject to the respective terms applying thereto, in the same type of consideration that the holders of Series A Preferred Stock received pursuant to this Section 4.

5.	Conversion Rights.

a)	Each share of Series A Preferred Stock shall be convertible, at any time and from time to time from and after the date hereof at the option of the holder thereof, into that number of shares of Common Stock determined by dividing the Stated Value of such share of Preferred Stock by the Conversion Price. Holders shall effect conversions by providing the Corporation with the form of conversion notice attached hereto as Annex A (a “Notice of Conversion”). Each Notice of Conversion shall specify the number of shares of Series A Preferred Stock to be converted, the number of shares of Series A Preferred Stock owned prior to the conversion at issue, the number of shares of Series A Preferred Stock owned subsequent to the conversion at issue and the date on which such conversion is to be effected, which date may not be prior to the date the applicable holder delivers Notice of Conversion to the Corporation (such date, the “Conversion Date”). If no Conversion Date is specified in a Notice of Conversion, the Conversion Date shall be the date that such Notice of Conversion to the Corporation is deemed delivered hereunder. No ink-original Notice of Conversion shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Notice of Conversion form be required. The calculations and entries set forth in the Notice of Conversion shall control in the absence of manifest or mathematical error. To effect conversions of shares of Series A Preferred Stock, a holder shall not be required to surrender the certificate(s) representing the shares of Series A Preferred Stock to the Corporation unless all of the shares of Series A Preferred Stock represented thereby are so converted, in which case such holder shall deliver the certificate representing such shares of Series A Preferred Stock promptly following the Conversion Date at issue. Shares of Series A Preferred Stock converted into Common Stock or redeemed in accordance with the terms hereof shall be canceled and shall not be reissued.

b)	The conversion price for the Series A Preferred Stock shall equal $10.00, subject to adjustment herein (the “Conversion Price”).

c)	The Corporation covenants that it will at all times reserve and keep available out of its authorized and unissued shares of Common Stock for the sole purpose of issuance upon conversion of the Series A Preferred Stock as herein provided, free from preemptive rights or any other actual contingent purchase rights of Persons other than the holder (and the other holders of the Series A Preferred Stock), not less than such aggregate number of shares of the Common Stock as shall be issuable (taking into account the adjustments of Section 6) upon the conversion of the then outstanding shares of Series A Preferred Stock. The Corporation covenants that all shares of Common Stock that shall be so issuable shall, upon issue, be duly authorized, validly issued, fully paid and nonassessable.

d)	No fractional shares or scrip representing fractional shares shall be issued upon the conversion of the Series A Preferred Stock. As to any fraction of a share which the holder would otherwise be entitled to purchase upon such conversion, the Corporation shall round up to the next whole share.

6.	Certain Adjustments. The Conversion Price shall be subject to the adjustments set forth in this Section 6.

a)	Stock Dividends and Stock Splits. If the Corporation, at any time while this Series A Preferred Stock is outstanding: (i) pays a stock dividend or otherwise makes a distribution or distributions payable in shares of Common Stock on shares of Common Stock or any other Common Stock Equivalents, (ii) subdivides outstanding shares of Common Stock into a larger number of shares, (iii) combines (including by way of a reverse stock split) outstanding shares of Common Stock into a smaller number of shares, or (iv) issues, in the event of a reclassification of shares of the Common Stock, any shares of capital stock of the Corporation, then the Conversion Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding any treasury shares of the Corporation) outstanding immediately before such event, and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event. Any adjustment made pursuant to this Section 6(a) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

b)	Subsequent Rights Offerings. In addition to any adjustments pursuant to Section 6(a) above, if at any time the Corporation grants, issues or sells any Common Stock Equivalents or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of shares of Common Stock (the “Purchase Rights”), then the holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the holder could have acquired if the holder had held the number of shares of Common Stock acquirable upon a complete conversion of such holder’s Series A Preferred Stock, immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.

c)	Pro Rata Distributions. During such time as this Series A Preferred Stock is outstanding, if the Corporation declares or makes any dividend or other distribution of its assets (or rights to acquire its assets) to holders of shares of Common Stock, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (a “Distribution”), at any time after the issuance of this Series A Preferred Stock, then, in each such case, the holder shall be entitled to participate in such Distribution to the same extent that the holder would have participated therein if the holder had held the number of shares of Common Stock acquirable upon complete conversion of this Series A Preferred Stock immediately before the date of which a record is taken for such Distribution, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the participation in such Distribution.

d)	Fundamental Transaction. If, at any time while any shares of Series A Preferred Stock are outstanding, (i) the Corporation, directly or indirectly, in one or more related transactions effects any merger or consolidation of the Corporation with or into another Person, (ii) the Corporation, directly or indirectly, effects any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of its assets in one or a series of related transactions, (iii) any, direct or indirect, purchase offer, tender offer or exchange offer (whether by the Corporation or another Person) is completed pursuant to which holders of Common Stock are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of 50% or more of the outstanding Common Stock, (iv) the Corporation, directly or indirectly, in one or more related transactions effects any reclassification, reorganization or recapitalization of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property, or (v) the Corporation, directly or indirectly, in one or more related transactions consummates a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person whereby such other Person acquires more than 50% of the outstanding shares of Common Stock (not including any shares of Common Stock held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock or share purchase agreement or other business combination) (each a “Fundamental Transaction”), then, upon any subsequent conversion of the Series A Preferred Stock by the holder thereof, the holder shall receive, for each Conversion Share that would have been issuable upon such conversion immediately prior to the occurrence of such Fundamental Transaction, the number of shares of Common Stock (as applicable) of the successor or acquiring corporation or the number of shares of Common Stock of the Corporation (as applicable), if it is the surviving corporation, and all additional securities (equity or debt), cash, property or other consideration (all such additional consideration, the “Alternate Consideration”), receivable as a result of such Fundamental Transaction by a holder of the number of shares of Common Stock for which such Holder’s Series A Preferred Stock is convertible immediately prior to such Fundamental Transaction. For purposes of any such conversion, the determination of the Conversion Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Stock in such Fundamental Transaction, and the Corporation shall apportion the Conversion Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are entitled to elect the proportion of securities, cash, property or other consideration to be received by holders of Common Stock in a Fundamental Transaction, then each holder of Series A Preferred Stock shall be given the same choice as to the proportion of securities, cash, property or other consideration such holder is entitled to receive upon any conversion of such holder’s shares of Series A Preferred Stock following such Fundamental Transaction. To the extent necessary to effectuate the foregoing provisions, any successor to the Corporation or surviving entity in such Fundamental Transaction shall file a new Certificate of Designations in respect of a new series of preferred stock of the successor or acquiring corporation, or the Corporation, if it is the surviving corporation, setting forth the same rights, preferences, privileges and other terms contained in this Certificate of Designations in respect of the Preferred Stock, including, without limitation, the provisions contained in this Section 6(d) and evidencing, among other things, the Holders’ right to convert such new preferred stock into Alternate Consideration. The Corporation shall cause any successor entity in a Fundamental Transaction in which the Corporation is not the survivor (the “Successor Entity”) to assume in writing all of the obligations of the Corporation under this Certificate of Designations in accordance with the provisions of this Section 6(d) pursuant to written agreements in form and substance reasonably satisfactory to the holder and approved by the holder (without unreasonable delay) prior to such Fundamental Transaction and shall, at the option of a holder of Series A Preferred Stock, deliver to such holder in exchange for such holder’s Series A Preferred Stock a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to the Series A Preferred Stock which is convertible for a corresponding number of shares of capital stock of such Successor Entity (or its parent entity) equivalent to the shares of Common Stock acquirable and receivable upon conversion of the Series A Preferred Stock prior to such Fundamental Transaction, and with a conversion price which applies the conversion price hereunder to such shares of capital stock (but taking into account the relative value of the shares of Common Stock pursuant to such Fundamental Transaction and the value of such shares of capital stock, such number of shares of capital stock and such conversion price being for the purpose of protecting the economic value of the Preferred Stock immediately prior to the consummation of such Fundamental Transaction), and which is reasonably satisfactory in form and substance to the Holder(s) thereof. Upon the occurrence of any such Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Certificate of Designations referring to the “Corporation” shall refer instead to the Successor Entity), and may exercise every right and power of the Corporation and shall assume all of the obligations of the Corporation under this Certificate of Designations with the same effect as if such Successor Entity had been named as the Corporation herein. For the avoidance of doubt, if, at any time while any shares of Series A Preferred Stock are outstanding, a Fundamental Transaction occurs, pursuant to the terms of this Section 6(d), a holder of Series A Preferred Stock shall not be entitled to receive any consideration in such Fundamental Transaction in respect of such holder’s shares of Preferred Series A Preferred Stock , except as provided for in this Certificate of Designation (or any new Certificate of Designations in respect of a new series of preferred stock issued to the holders of Series A Preferred Stock as contemplated hereby).

e)	Certain Determinations. For purposes of the computation of any adjustments required under this Section 6, the following shall apply:

i.	Adjustments shall be made successively whenever any event giving rise to such an adjustment shall occur;

;

ii.	All adjustments to the Conversion Price shall be calculated to the nearest cent (with $0.005 rounded up to $0.01); and

iii.	No adjustment in the Conversion Price will be made unless such adjustment would require an increase or decrease of at least one percent therein; provided, that any adjustments which by reason of this clause are not required to be made shall be carried forward and taken into account in any subsequent adjustment.

f)	Certificates as to Adjustment. Upon the occurrence of each adjustment to the Conversion Price, the Corporation shall promptly compute the Conversion Price in accordance with this Section 6 and furnish to each holder of Series A Preferred Stock an officer’s certificate setting forth the Conversion Price and setting forth in reasonable detail the facts upon which such adjustment is based. In the case of any action or event that causes an adjustment of the Conversion Price pursuant to this Section 6 and requires or results in the fixing of a record date, the Corporation shall, at least five days prior to such record date, give written notice to each holder of Series A Preferred Stock specifying the record date. Failure to deliver such notice, or any defect therein, shall not affect the legality or validity of any such action or event.

7.	Redemption.

a)	For a period of 12 months from the date hereof, the issued and outstanding shares of Series A Preferred Stock shall be redeemable in full, or in part, at any time and from time to time, in the sole discretion and election of the Corporation for an aggregate amount equal to $10.00 per share of Series A Preferred Stock redeemed (the “Redemption Price”).

b)	Unless prohibited by Delaware law governing distributions to stockholders, shares of Series A Preferred Stock shall be redeemed by the Corporation by payment of the Redemption Price upon written notice of redemption of the Series A Preferred Stock (the “Redemption Notice”). Each Redemption Notice shall state:

i.	the date on which the shares of Series A Preferred Stock will be redeemed, and the Redemption Price; and

ii.	for holders of shares in certificated form, that the holder is to surrender to the Corporation, in the manner and at the place designated, his, her or its certificate or certificates representing the shares of Series A Preferred Stock to be redeemed.

The date of the redemption provided in the Redemption Notice, if any shares of Series A Preferred Stock remain outstanding as of such date, shall be referred to as a “Redemption Date.”

c)	If on any Redemption Date Delaware law governing distributions to stockholders prevents the Corporation from redeeming all shares of Series A Preferred Stock to be redeemed, the Corporation shall ratably redeem the maximum number of shares that it may redeem consistent with such law and shall redeem the remaining shares as soon as it may lawfully do so under such law.

d)	Surrender of Certificates; Payment. On or before the applicable Redemption Date, each holder of shares of Series A Preferred Stock to be redeemed on such Redemption Date shall, if a holder of shares in certificated form, surrender the certificate or certificates representing such shares (or, if such registered holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit) to the Corporation, in the manner and at the place designated in the Redemption Notice, and thereupon the Redemption Price for such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof. In the event less than all of the shares of Series A Preferred Stock represented by a certificate are redeemed, a new certificate, instrument, or book entry representing the unredeemed shares of Series A Preferred Stock shall promptly be issued to such holder.

8.	Voting Rights. Except as otherwise required by law or as set forth in this Section 8, the holders of shares of Series A Preferred Stock will be entitled to vote, together with the holders of shares of Common Stock and not separately as a class, on all matters upon which holders of shares of Common Stock have the right to vote. The holders of shares of Series A Preferred Stock will be entitled to two votes for each share of Common Stock that such share of Series A Preferred Stock would otherwise be convertible into on the record date for the determination of the stockholders entitled to vote.

9.	Remedies. Nothing herein shall limit the right of a holder of Series A Preferred Stock to pursue actual damages for any failure by the Corporation to comply with the terms of this Certificate of Designation and a holder shall have the right to pursue all remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief.

10.	Certain Definitions. As used in this Certificate of Designations, the following terms shall have the meanings defined in this Section 10.

“Certificate” means this Certificate of Designations.

“Change of Control” shall be deemed to have occurred if any of the following events shall have after the original issuance of the Series A Preferred Stock:

(i)            any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act (as defined in Section 11)) (other than Sorrento Therapeutics, Inc. or its affiliates) acquires the beneficial ownership (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the total voting power of the Corporation’s outstanding voting stock; or

(ii)            the consummation of (x) any merger, consolidation, share exchange or other similar transaction involving the Corporation or any of its subsidiaries, (y) any sale, lease, exchange or other transfer in one transaction or a series of related transactions of all or substantially all of the consolidated assets of the Corporation and its subsidiaries, taken as a whole, to any Person other than one of the Corporation’s subsidiaries or, (z) any recapitalization, reclassification or change of the Common Stock (other than changes resulting from a split, subdivision or combination), in each case, other than a transaction in which all of the persons that “beneficially owned,” directly or indirectly, the voting shares of capital stock of the Corporation immediately prior to such transaction beneficially own, directly or indirectly, voting shares of capital stock representing a majority of the total voting power of all outstanding classes of capital stock of the surviving or resulting entity, transferee or ultimate parent of such party in the same relative proportions; or

(iii) individuals who, immediately following the Effective Time (as defined in the Merger Agreement), are members of the Board of Directors (the “Incumbent Board”) cease for any reason to constitute at least a majority of the members of the whole Board of Directors; provided, however, that if the appointment or election (or nomination for election) of any new member of the Board of Directors was approved or recommended by a majority vote of the members of the Incumbent Board then still in office, such new member shall, for purposes of this Certificate, be considered as a member of the Incumbent Board.

“Common Stock” means the Corporation’s common stock, par value $0.0001 per share.

“Exchange Act” shall mean the United States Securities Exchange Act of 1934, as amended.

“Person” means an individual, a corporation, a partnership, a limited liability company, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

11.	Miscellaneous

a)	Notices. Any and all notices or other communications or deliveries to be provided by the holders hereunder including, without limitation, any Notice of Conversion, shall be in writing and delivered personally, by facsimile, email address or sent by a nationally recognized overnight courier service, addressed to the Corporation at:

ZeroNox Holdings, Inc.

1343 S Main Street
Porterville, CA 93257
Attention: Vonn R. Christenson

Email:     vonnc@zeronox.com

with a copy (which shall not constitute notice) to:

Loeb & Loeb LLP
345 Park Ave.

New York, NY 10154
Attention: Mitchell S. Nussbaum
Email:     mnussbaum@loeb.com

or such other facsimile number or address as the Corporation may specify for such purposes by notice to the holders delivered in accordance with this Section 11. Any and all notices or other communications or deliveries to be provided by the Corporation hereunder shall be in writing and delivered personally, by facsimile, by email attachment or sent by a nationally recognized overnight courier service addressed to each Holder at the facsimile number, email address or address of such holder appearing on the books of the Corporation, or if no such facsimile number, email address or address appears on the books of the Corporation, at the principal place of business of such holder. Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of (i) the time of transmission, if such notice or communication is delivered via facsimile or email attachment at the facsimile number or email address set forth in this Section prior to 5:30 p.m. (New York City time) on any date, (ii) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile or email attachment at the facsimile number or email address set forth in this Section on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day, (iii) the second Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (iv) upon actual receipt by the Person to whom such notice is required to be given.

b)	Further Assurances. The Corporation shall take such actions as are reasonably required in order for the Corporation to satisfy its obligations under this Certificate, including, without limitation, using reasonable best efforts in making any filings, in each case as required pursuant to applicable law or the listing requirements (if any) of any national securities exchange on which any class or series of capital stock of the Corporation is then listed or traded.

c)	Amendment. This Certificate may only be altered, amended, or repealed by the affirmative vote of a majority of the whole Board of Directors and holders of a majority of the outstanding shares of Series A Preferred Stock, voting as a single class.

d)	Absolute Obligation. Except as expressly provided herein, no provision of this Certificate of Designations shall alter or impair the obligation of the Corporation, which is absolute and unconditional, to pay liquidated damages and accrued dividends, as applicable, on the shares of Preferred Stock at the time, place, and rate, and in the coin or currency, herein prescribed.

e)	Lost or Mutilated Preferred Stock Certificate. If a Holder’s Series A Preferred Stock certificate shall be mutilated, lost, stolen or destroyed, the Corporation shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated certificate, or in lieu of or in substitution for a lost, stolen or destroyed certificate, a new certificate for the shares of Preferred Stock so mutilated, lost, stolen or destroyed, but only upon receipt of evidence of such loss, theft or destruction of such certificate, and of the ownership hereof reasonably satisfactory to the Corporation.

f)	Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Certificate of Designations shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware, without regard to the principles of conflict of laws thereof. Each of the Corporation and each holder agrees that all legal proceedings concerning the interpretation, enforcement and defense of the transactions contemplated by this Certificate of Designation (whether brought against the Corporation, a holder or any of their respective Affiliates, directors, officers, shareholders, employees or agents) shall be commenced in the state and federal courts sitting in the City of New York, Borough of Manhattan (the “New York Courts”). Each of the Corporation and each holder hereby irrevocably submits to the exclusive jurisdiction of the New York Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such New York Courts, or such New York Courts are improper or inconvenient venue for such proceeding. Each of the Corporation and each holder hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such Person at the address in effect for notices to it under this Certificate of Designation and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by applicable law. Each of the Corporation and each Holder hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Certificate of Designations or the transactions contemplated hereby. If the Corporation or any holder shall commence an action or proceeding to enforce any provisions of this Certificate of Designation, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorneys’ fees and other costs and expenses incurred in the investigation, preparation and prosecution of such action or proceeding.

g)	Waiver. Any waiver by the Corporation or a holder of a breach of any provision of this Certificate of Designation shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Certificate of Designation or a waiver by any other holders. The failure of the Corporation or a holder to insist upon strict adherence to any term of this Certificate of Designation on one or more occasions shall not be considered a waiver or deprive that Person (or any other holder) of the right thereafter to insist upon strict adherence to that term or any other term of this Certificate of Designations on any other occasion. Any waiver by the Corporation or a holder must be in writing.

h)	Severability. If any provision of this Certificate of Designation is invalid, illegal or unenforceable, the balance of this Certificate of Designation shall remain in effect, and if any provision is inapplicable to any Person or circumstance, it shall nevertheless remain applicable to all other Persons and circumstances.

i)	Headings. The headings contained herein are for convenience only, do not constitute a part of this Certificate of Designations and shall not be deemed to limit or affect any of the provisions hereof.

j)	Status of Converted or Redeemed Preferred Stock. If any shares of Series A Preferred Stock shall be converted, redeemed or reacquired by the Corporation, such shares shall resume the status of authorized but unissued shares of preferred stock and shall no longer be designated as Series A Preferred Stock.

[Signature Page to Follow]

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Designations to be duly executed and acknowledged by its undersigned duly authorized officer this [•]  day of August, 2023.

ZERONOX HOLDINGS, INC.

By:
Name:
Title:

[Signature Page to Certificate of Designations]